INTERNATIONAL FLAVORS & FRAGRANCES INC.
                  STOCK OPTION PLAN FOR NON-EMPOYEE DIRECTORS

     International Flavors & Fragrances Inc., a New York corporation (herein called "IFF"), hereby establishes the Stock Option Plan For Non-Employee Directors (herein called the "Plan") on the following terms and conditions:

     1. Purpose: To attract and retain the services of qualified independent directors of IFF who are not employees of IFF and provide additional incentive for such directors to work for the best interests of IFF and its shareholders.

     2. Method of Adoption: By the approval of the Board of Directors of IFF (herein called the "Board") and of the holders of a majority of IFF shares.

     3. Grant of Options: Options for 1,000 shares each will be automatically granted to each non-employee director in each year commencing in 1990 and ending in 1999, and each such grant in each year shall be made on the date of the Annual Meeting of the Shareholders of IFF in that year.

     4. Number of Shares: The Plan shall cover an aggregate of 100,000 shares of common stock of IFF of the par value of $.12 1/2 each. Either authorized and unissued shares or treasury shares may be used. If any options expire or terminate without being exercised in full, including options voluntarily surrendered for cancellation, the shares subject thereto which have not been purchased in accordance with the terms of such options shall be available for the grant of new options under the Plan.

     5. Purchase Price: The purchase price per share for any stock optioned at any time under this Plan shall be the fair market value thereof on the date of granting the option. Upon exercise of any stock option the director may pay for the stock covered by the stock option with Common Stock of IFF taken at its fair market value, providing the director has held such Common Stock for at least six months or such longer period as determined by the Board.

     6. Eligibility: All members of the Board who are not employees of IFF or one of its subsidiaries (including subsidiaries which may become such after adoption of this Plan), including any such members elected to the Board by the shareholders on the date of grant of an option.

     7. Directorship at the Time of Exercise of Options: Any stock option may be exercised by any director only so long as he or she remains a director of IFF, provided that if a director voluntarily resigns with the consent of the Board, if he or she becomes totally disabled or retires at or after age 65, he or she may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of such resignation, disability or retirement. If a director dies while a director of IFF, his or her legal representatives, distributees or legatees, as the case may be, may exercise within 3 months thereafter (but not later than the expiration date of the option) the option as to the balance, if any, of the shares which the director was entitled to purchase under the terms of the option at the date of his or her death or, in case such death occurs less than 48 months from the date of the grant of the option, that proportion of the shares covered by the option which the number of days in the period from the date of grant to the date of the director's death bears to the number 1460, less any shares previously purchased under the option.


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     8. Individual Options: The maximum number of shares for which stock options may be granted to any individual under the Plan shall be 10,000.

     9. Exercise of Options: Each stock option may be exercised as follows: up to one-third of the shares covered at any time after 24 months from the date of grant, up to two-thirds of such shares at any time after 36 months from such date; and all the shares at any time after 48 months from such date. An option may not be exercised, if, in the opinion of counsel for the Company, exercise of the option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency of government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

     10. Rights of Optionees Before Issuance of Stock Certificates: No optionee shall have any rights as a stockholder with respect to any shares covered by any stock option until the date of the issuance of the stock certificate for such shares following exercise of the options. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     11. Anti-Dilution Provisions: Each option agreement shall contain such provisions as the Board or the Committee shall deem to be appropriate, including provisions for appropriate adjustment of the option price and the number of shares covered, or both, to protect the optionee in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation (except as otherwise stated below) or in the event of any other change in the corporate capital structure of IFF. In the event of any such adjustment, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any director may also be appropriately adjusted.

     12. Nonassignability: No option shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution, and an option shall be exercisable during his or her lifetime only by him or her.

     13. Administration: The Plan is intended to be self-operative to the maximum extent consistent with prudent business practice. Under no circumstances shall any individual or group of individuals exercise discretion with respect to designating the recipient of an option, the number of shares of Common Stock that are subject to an option, the date of grant of an option or the exercise price or dates of exercise of an option. Otherwise, the Plan shall be administered by vote of a majority of the Board, or by a majority of the Stock Option and Compensation Committee of the Board (herein called the "Committee").

     14. Acceleration of Option upon Merger or Consolidation: In the event of the merger or consolidation of IFF with or into another corporation as a result of which IFF is not the surviving corporation, then on written notice to the optionee given by the surviving corporation, the option may be exercised, as to the entire number of shares subject thereto, on and after the effective date of such merger or consolidation and the option shall cease and terminate as to any shares as to which it has not been exercised on a date 180 days after the effective date of such merger or consolidation or on the expiration date of such option, whichever is earlier.


     15. Agreements: Options issued under the Plan shall be evidenced by agreements in such form as the Board or the Committee may approve. The terms of such agreements shall comply with the applicable terms of the Plan contained herein. The option agreement shall not impose on IFF or its subsidiaries any obligation to continue any individual as a director for any period.

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     16. Change in Control: In the event of a "change in control" of IFF, all options previously granted to a director shall become immediately exercisable in full, and he or she or his or her legal representatives, distributees or legatees in the event of the death of a director may exercise within 3 months thereafter (but not later than the respective expiration dates of the options) any and all outstanding options.

     "Change in control" shall mean the earliest to occur of any of the following events:

          (i) any person, corporation, partnership, association, trust or other entity, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall hereafter become the "beneficial owner," as defined in Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Corporation representing 40 percent or more of the combined voting power of the Corporation's then outstanding securities; or

          (ii) persons not nominated by the Board in the Corporation's most recent proxy statement shall constitute a majority of the members of the Board.

     17. Interpretation: In the event of any difference of opinion between an optionee and IFF concerning the meaning or effect of the Plan, such difference shall be resolved by the Board.



     18. Compliance with Applicable Laws: All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended. No shares shall be offered under the Plan and no stock certificate shall be delivered upon exercise of options until such offering has been registered under the Securities Act of 1933, as amended, and any other applicable governmental laws and regulations, unless in the opinion of counsel such offering is exempt from registration under such Act, and until IFF shall have complied with any applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable requirements of the New York Stock Exchange.


     19. Amendment and Termination of the Plan: The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or amend it in any respect, except as provided in paragraph 13 hereof, provided that (a) no revision or amendment shall change the selection or eligibility of directors to receive options under the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan, (b) without the approval of the holders of a majority of outstanding shares of IFF (except as provided in paragraph 11 above), increase the aggregate numbers of shares available for options, or reduce the option price below that provided for hereunder.


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